Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      AGREEMENT dated March 21, 2005, between FBO Air - Garden City (the "Company"), and Jon A. Crotts (the "Employee").

      1. EMPLOYMENT. The Company employs the Employee and the Employee accepts employment upon the terms and conditions of this Agreement.

      2. TERM. The term of this Agreement shall be for eighteen (18) months, and month-to-month thereafter, beginning upon the consummation of the transaction between the Company and Central Plains Aviation.

      3. DUTIES. The Employee is engaged as an FBO Manager to oversee the operations of the Garden City facility; such specific duties may be defined from time to time but shall encompass duties customary to the position of Employee.

      4. COMPENSATION.

      a. Base Salary. As compensation for the services to be rendered by Employee during the period of his employment, and upon the condition that Employee shall fully and faithfully keep and perform all of the terms and conditions hereof, Company shall pay Employee a salary of $50,000 per annum; salary shall be less income tax withholdings and other normal employee deductions and shall be payable in equal bi-monthly installments.

      b. Incentive Bonus. In addition to the Base Salary, the Employee shall be eligible while employed for an incentive bonus as described in
            Exhibit 4b. When earned, such incentive bonus shall be paid within four (4) weeks of the end of the applicable fiscal year of the Company.

      This Agreement shall not be deemed abrogated or terminated if the Company shall determine to increase the compensation of Employee for any period of time.

      5. CONFLICTING ACTIVITIES. Employee shall not, during the term of this Agreement, be engaged in any business activity that is directly or indirectly in competition with the primary business activity of the Company without the prior written consent of the Company.

      6. ADDITIONAL BENEFITS.

            6.1 Health and Welfare Insurance Coverage: Company agrees to pay premium expenses on behalf of Employee and family for medical, dental and/or vision insurance coverage of a similar nature offered all employees.

            6.2   Vacation:  The  Employee  shall  be  entitled  each  year to a vacation of three (3) weeks, during which time his compensation shall be paid in full. Each vacation shall be taken at such time as to minimize its affect on the operations of the Company.

                                                                    Exhibit 10.2


            6.3 Reimbursement of Expenses: The Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and mobile telephone. The Company will reimburse the Employee for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures.

      7. DISCLOSURE OF INFORMATION. The Employee acknowledges that he may be exposed to confidential information and that this information is a valuable, special, and unique asset of the Company's business. The Employee will not, during or after the term of his employment, disclose such confidential information to any person, firm, corporation, association, or other entity except for the specific purpose of accomplishing the Company's business objectives. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such confidential information, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

      8. COMPETITION DURING AND AFTER TERM. Employee agrees that during the Term hereof, and for a period of one year after the expiration of the Term, he will not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow his name to be used by, or establish, engage in, or become interested in any business substantially similar to those of the Company in any county in any of the States of the United States in which Company's business is being conducted at the time of termination, as long as Company carries on a like business therein. Notwithstanding the preceding sentence, Employee shall be allowed to engage in or be interested in businesses and activities provided that his interest or involvement therein does not otherwise violate any other term or provision of this Agreement. Company and Employee acknowledge that during the Term of Employee's employment, Employee will acquire special knowledge and/or skill that he can effectively utilize in competition with Company.

      Employee agrees that the remedy at law for any breach by him of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice.

      9. FORCE MAJEURE AND DISABILITY. If Company is unable to conduct its business, or a substantial portion thereof, by virtue of governmental regulation or order, or by strike, war, fire, earthquake, hurricane, or similar acts of god, or other calamity (declared or undeclared), or because of other similar or dissimilar cause beyond control of Company (all of which events are hereinafter sometimes referred to as "Force Majeure"), or in the event Employee suffers a disability which prevents him from performing his services hereunder (herein called a "Disability"), Company shall, in the event the Force Majeure and/or Disability continue for at least eight aggregate weeks during any four-month period, have the right to suspend the operation of this Agreement for the duration of said Force Majeure and/or Disability (except for any benefits payable to Employee under such benefit plans generally available to all Employee employees), and Company shall, at its option, have the right to add a period equal to such suspension to the Term hereof.

                                                                    Exhibit 10.2


      10. SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be a conflict between any of the provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      11. ATTORNEY'S FEES AND COSTS. In the event of any dispute arising out of the subject matter of the Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorney's fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing the Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      12. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

      13. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

      20. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Kansas.

      21. NOTICES. Notices shall be as given to each of the parties hereto at such address or addresses as each party shall provide from time to time in writing to the other. Initially such notices shall be sent,

                  If to Employee:

                  Jon A. Crotts
                  3575 Golden Crest
                  Garden City, Kansas 67846

                                                                    Exhibit 10.2


                  If to Company:

                  FBO Air - Garden City
                  c/o Ron Ricciardi
                  President & CEO
                  9087 E Charter Oak
                  Scottsdale, AZ 85260

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:                                    EMPLOYEE:

FBO Air - Garden City


---------------------------------           --------------------------------
Ronald J. Ricciardi                         Jon A. Crotts

Its: President & CEO

Date:                                       Date:
      ---------------------------                 --------------------------

                                                                    Exhibit 10.2


EXHIBIT 4.B

      FBO Air - Garden City shall establish an operating Plan prior to each fiscal year and the Employee shall have input into the development of this operating Plan.

      The Employee shall be eligible while employed for an Incentive Bonus based upon the operating income of the facility according to performance versus the annual operating Plan and based on a two-level payout - a percentage of Base Salary and an additional override on the difference between Actual and Plan operating income:

                                                                DIFFERENCE IN
                                   BASE SALARY               OPERATING INCOME
      PERFORMANCE V. PLAN            PAY-OUT %                      PAY-OUT %
      -------------------            ---------                      ---------

      95% or less                         2.5%                             0%

      100 - 109.9%                       10.0%                             0%

      110 - 114.9%                       10.0%                           2.5%

      115 - 119.9%                       10.0%                           5.0%

      120 - 124.9%                       10.0%                           7.5%

      125 - 129.9%                       10.0%                          10.0%

      130 - 134.9%                       10.0%                          12.5%

      135 - 139.9%                       10.0%                          15.0%

      140 - 144.9%                       10.0%                          17.5%

      145 - 149.9%                       10.0%                          20.0%

      150% +                             10.0%                          25.0%

Example #1: The Operating Plan calls for $100,000 in operating income; the Actual results are $109,000 or 9% greater than Plan. The Employee is eligible for 10% of the Base Salary but is not eligible for any additional override.

Example #2: The Operating Plan calls for $100,000 in operating income; the Actual results are $130,000 or 30% greater than Plan. The Employee is eligible for 10% of the Base Salary PLUS 12.5% of the difference between Plan and Actual, which in this example equals $3,750.

Example #3: The Operating Plan calls for $100,000 in operating income; the Actual results are $160,000 or 60% greater than Plan. The Employee is eligible for 10% of the Base Salary PLUS 25% of the difference between Plan and Actual, which in this example equals $15,000.